CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 78 to the Registration Statement (Form N-1A Nos. 811-02653 and 2-56878) of our report dated October 27, 2020 on the financial statements and financial highlights of BNY Mellon Municipal Bond Fund (the sole fund constituting BNY Mellon Municipal Bond Funds, Inc.) (the “Fund”) included in the Fund’s annual report for the fiscal year ended August 31, 2020.

                                                                                                     /s/ ERNST & YOUNG LLP

New York, New York

December 21, 2020